Arbor Realty Trust Reports Second Quarter 2024 Results and Declares Dividend of $0.43 per Share

Company Highlights:
•GAAP net income of $0.25 and distributable earnings of $0.45, per diluted common share1
•Declares cash dividend on common stock of $0.43 per share
•Strong liquidity position with ~$725 million in cash and liquidity and ~$215 million of CLO restricted cash2
•Agency loan originations of $1.15 billion; a servicing portfolio of ~$32.28 billion, up 3%
•Structured loan originations of $227.2 million, runoff of $629.6 million and a portfolio of ~$11.87 billion
•Redeemed our 5.75% senior notes at maturity for ~$90.0 million
•Repurchased $11.4 million of common stock at an average price of $12.19 per share

Uniondale, NY, August 2, 2024 -- Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the second quarter ended June 30, 2024. Arbor reported net income for the quarter of $47.4 million, or $0.25 per diluted common share, compared to net income of $76.2 million, or $0.41 per diluted common share for the quarter ended June 30, 2023. Distributable earnings for the quarter was $91.6 million, or $0.45 per diluted common share, compared to $114.0 million, or $0.57 per diluted common share for the quarter ended June 30, 2023.

Arbor Realty Trust Reports Second Quarter 2024 Results and Declares Dividend of $0.43 per Share

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Agency Business
Loan Origination Platform

	Agency Loan Volume (in thousands)
	Quarter Ended
	June 30, 2024	March 31, 2024
Fannie Mae	$742,724	$458,429
Freddie Mac	346,821	370,102
Private Label	34,714	15,410
SFR-Fixed Rate	24,996	2,318
Total Originations	$1,149,255	$846,259

Total Loan Sales	$1,135,287	$1,085,374

Total Loan Commitments	$1,099,713	$934,243
For the quarter ended June 30, 2024, the Agency Business generated revenues of $76.8 million, compared to $66.6 million for the first quarter of 2024. Gain on sales, including fee-based services, net was $17.4 million for the quarter, reflecting a margin of 1.54%, compared to $16.7 million and 1.54% for the first quarter of 2024. Income from mortgage servicing rights was $14.5 million for the quarter, reflecting a rate of 1.32% as a percentage of loan commitments, compared to $10.2 million and 1.32% (excluding $160.2 million of loan commitments not serviced for a fee) for the first quarter of 2024.
At June 30, 2024, loans held-for-sale was $342.9 million, with financing associated with these loans totaling $335.2 million.
Fee-Based Servicing Portfolio
The Company’s fee-based servicing portfolio totaled $32.28 billion at June 30, 2024. Servicing revenue, net was $29.9 million for the quarter and consisted of servicing revenue of $46.8 million, net of amortization of mortgage servicing rights totaling $16.9 million.

Arbor Realty Trust Reports Second Quarter 2024 Results and Declares Dividend of $0.43 per Share

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	Fee-Based Servicing Portfolio ($ in thousands)
	June 30, 2024			March 31, 2024
	UPB	Wtd. Avg. Fee (bps)	Wtd. Avg. Life (years)	UPB	Wtd. Avg. Fee (bps)	Wtd. Avg. Life (years)
Fannie Mae	$22,114,193	46.7	7.0	$21,548,221	47.1	7.2
Freddie Mac	5,587,178	22.7	7.4	5,301,291	23.4	7.7
Private Label	2,547,308	18.9	6.0	2,524,013	18.9	6.3
FHA	1,369,507	14.4	18.9	1,365,329	14.4	19.0
Bridge	380,547	10.9	3.4	380,712	10.9	3.6
SFR-Fixed Rate	279,962	20.1	4.9	265,429	20.1	5.0
Total	$32,278,695	38.4	7.5	$31,384,995	38.8	7.7
Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”) and includes $34.8 million for the fair value of the guarantee obligation undertaken at June 30, 2024. The Company recorded a $4.4 million net provision for loss sharing associated with CECL for the second quarter of 2024. At June 30, 2024, the Company’s total CECL allowance for loss-sharing obligations was $41.8 million, representing 0.19% of the Fannie Mae servicing portfolio.
Structured Business
Portfolio and Investment Activity

	Structured Portfolio Activity ($ in thousands)
	Quarter Ended
	June 30, 2024		March 31, 2024
	UPB	%	UPB	%
Bridge:
Multifamily	$19,650	9%	$39,235	15%
SFR	185,500	82%	171,490	67%
Land	10,350	4%	—	—%
	215,500	95%	210,725	82%
			.
Mezzanine/Preferred Equity	11,684	5%	45,129	18%
Total Originations	$227,184	100%	$255,854	100%

Number of Loans Originated	45		59

SFR Commitments	$277,260		$411,617

Loan Runoff	$629,641		$640,018

Arbor Realty Trust Reports Second Quarter 2024 Results and Declares Dividend of $0.43 per Share

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	Structured Portfolio ($ in thousands)
	June 30, 2024		March 31, 2024
	UPB	%	UPB	%
Bridge:
Multifamily	$9,679,128	82%	$10,254,756	84%
SFR	1,622,269	14%	1,445,028	12%
Other	176,855	1%	166,505	1%
	11,478,252	97%	11,866,289	97%

Mezzanine/Preferred Equity	389,981	3%	377,845	3%
SFR Permanent	4,975	<1%	5,728	<1%
Total Portfolio	$11,873,208	100%	$12,249,862	100%
At June 30, 2024, the loan and investment portfolio’s unpaid principal balance ("UPB"), excluding loan loss reserves, was $11.87 billion, with a weighted average interest rate of 7.79%, compared to $12.25 billion and 8.07% at March 31, 2024. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average interest rate was 8.60% at June 30, 2024, compared to 8.81% at March 31, 2024. The decrease in rate was primarily due to an increase in non-performing loans and new non-accrual loans in the second quarter of 2024.
The average balance of the Company’s loan and investment portfolio during the second quarter of 2024, excluding loan loss reserves, was $12.15 billion with a weighted average yield of 8.99%, compared to $12.52 billion and 9.44% for the first quarter of 2024.
During the second quarter of 2024, the Company recorded a $28.9 million provision for loan losses associated with CECL. At June 30, 2024, the Company’s total allowance for loan losses was $238.9 million. The Company had 24 non-performing loans with a UPB of $676.2 million, before related loan loss reserves of $28.1 million, compared to twenty-one loans with a UPB of $464.8 million, before loan loss reserves of $32.9 million at March 31, 2024.
In addition, at June 30, 2024, the Company had fourteen loans with a total UPB of $367.9 million (before related loan loss reserves of $15.0 million) that were less than 60 days past due, compared to twelve loans with a total UPB of $489.4 million at March 31, 2024. Interest income on these loans is only being recorded to the extent cash is received.
During the second quarter of 2024, the Company modified twenty-eight loans with a total UPB of $733.3 million. Fifteen of these loans with a total UPB of $398.1 million, contained interest rates based on pricing over SOFR ranging from 3.25% to 5.25%. Under the loan modification terms, borrowers invested additional capital to recapitalize their deals in exchange for temporary rate relief, which we provided through a pay and accrual feature. At June 30, 2024, these modified loans had a weighted average pay rate of 7.18% and a weighted average accrual rate of 2.14%. A portion of these

Arbor Realty Trust Reports Second Quarter 2024 Results and Declares Dividend of $0.43 per Share

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loans totaling $92.7 million were less than 60 days past due and $62.0 million were non-performing at March 31, 2024, and are now current in accordance with their modified terms.
Financing Activity
The balance of debt that finances the Company’s loan and investment portfolio at June 30, 2024 was $10.26 billion with a weighted average interest rate including fees of 7.53%, as compared to $11.11 billion and a rate of 7.44% at March 31, 2024.
The average balance of debt that finances the Company’s loan and investment portfolio for the second quarter of 2024 was $10.81 billion, as compared to $11.37 billion for the first quarter of 2024. The average cost of borrowings for the second quarter of 2024 was 7.54%, compared to 7.50% for the first quarter of 2024.
Dividend
The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.43 per share of common stock for the quarter ended June 30, 2024. The dividend is payable on August 30, 2024 to common stockholders of record on August 16, 2024.
Earnings Conference Call
The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast and replay of the conference call will be available at www.arbor.com in the investor relations section of the Company’s website, or you can access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (800) 274-8461 for domestic callers and (203) 518-9843 for international callers. Please use participant passcode ABRQ224 when prompted by the operator.
A telephonic replay of the call will be available until August 9, 2024. The replay dial-in numbers are (800) 938-2487 for domestic callers and (402) 220-9026 for international callers.
About Arbor Realty Trust, Inc.
Arbor Realty Trust, Inc. (NYSE: ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, single-family rental (SFR) portfolios, and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a leading Fannie Mae DUS® lender and Freddie Mac Optigo® Seller/Servicer, and an approved FHA Multifamily Accelerated Processing (MAP) lender. Arbor’s product platform also includes bridge, CMBS, mezzanine and preferred equity loans. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality, and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.

Arbor Realty Trust Reports Second Quarter 2024 Results and Declares Dividend of $0.43 per Share

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Safe Harbor Statement
Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, changes in economic conditions generally, and the real estate markets specifically, continued ability to source new investments, changes in interest rates and/or credit spreads, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2023 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.
Notes
1.During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on the last page of this release.
2.Amounts reflect approximate balances as of July 31, 2024.

Contact:	Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com

Arbor Realty Trust Reports Second Quarter 2024 Results and Declares Dividend of $0.43 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Consolidated Statements of Income - (Unaudited)
($ in thousands—except share and per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Interest income	$297,188	$335,737	$618,480	$663,685
Interest expense	209,227	227,195	426,903	446,569
Net interest income	87,961	108,542	191,577	217,116
Other revenue:
Gain on sales, including fee-based services, net	17,448	22,587	34,114	37,176
Mortgage servicing rights	14,534	16,201	24,733	34,659
Servicing revenue, net	29,910	32,347	61,436	61,913
Property operating income	1,444	1,430	3,014	2,811
Loss on derivative instruments, net	(275)	(7,384)	(5,533)	(3,161)
Other income, net	2,081	45	4,414	4,923
Total other revenue	65,142	65,226	122,178	138,321
Other expenses:
Employee compensation and benefits	42,836	41,310	90,529	83,708
Selling and administrative	12,823	12,584	26,756	26,207
Property operating expenses	1,584	1,365	3,262	2,747
Depreciation and amortization	2,423	2,387	4,994	5,011
Provision for loss sharing (net of recoveries)	4,333	7,672	4,607	10,848
Provision for credit losses (net of recoveries)	29,564	13,878	48,682	36,395
Total other expenses	93,563	79,196	178,830	164,916
Income before extinguishment of debt, sale of real estate, income from equity affiliates and income taxes	59,540	94,572	134,925	190,521
Loss on extinguishment of debt	(412)	(1,247)	(412)	(1,247)
Gain on sale of real estate	3,813	—	3,813	—
Income from equity affiliates	2,793	5,560	4,211	19,886
Provision for income taxes	(3,901)	(5,553)	(7,493)	(13,582)
Net income	61,833	93,332	135,044	195,578
Preferred stock dividends	10,342	10,342	20,684	20,684
Net income attributable to noncontrolling interest	4,094	6,826	9,090	14,411
Net income attributable to common stockholders	$47,397	$76,164	$105,270	$160,483

Basic earnings per common share	$0.25	$0.42	$0.56	$0.88
Diluted earnings per common share	$0.25	$0.41	$0.56	$0.87

Weighted average shares outstanding:
Basic	188,655,801	181,815,469	188,683,095	181,468,002
Diluted	205,487,711	216,061,876	205,499,619	215,489,604

Dividends declared per common share	$0.43	$0.42	$0.86	$0.82

Arbor Realty Trust Reports Second Quarter 2024 Results and Declares Dividend of $0.43 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
($ in thousands—except share and per share data)

	June 30, 2024	December 31, 2023
	(Unaudited)
Assets:
Cash and cash equivalents	$737,485	$928,974
Restricted cash	218,228	608,233
Loans and investments, net (allowance credit losses of $238,923 and $195,664)	11,603,944	12,377,806
Loans held-for-sale, net	342,870	551,707
Capitalized mortgage servicing rights, net	380,719	391,254
Securities held-to-maturity, net (allowance credit losses of $9,132 and $6,256)	156,080	155,279
Investments in equity affiliates	72,872	79,303
Due from related party	105,097	64,421
Goodwill and other intangible assets	89,032	91,378
Other assets	490,885	490,281
Total assets	$14,197,212	$15,738,636

Liabilities and Equity:
Credit and repurchase facilities	$3,160,384	$3,237,827
Securitized debt	5,716,513	6,935,010
Senior unsecured notes	1,245,956	1,333,968
Convertible senior unsecured notes	284,473	283,118
Junior subordinated notes to subsidiary trust issuing preferred securities	144,275	143,896
Due to related party	2,709	13,799
Due to borrowers	75,837	121,707
Allowance for loss-sharing obligations	76,561	71,634
Other liabilities	303,865	343,072
Total liabilities	11,010,573	12,484,031

Equity:
Arbor Realty Trust, Inc. stockholders' equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized, shares issued and outstanding by period:	633,684	633,684
Special voting preferred shares - 16,293,589 shares
6.375% Series D - 9,200,000 shares
6.25% Series E - 5,750,000 shares
6.25% Series F - 11,342,000 shares
Common stock, $0.01 par value: 500,000,000 shares authorized - 188,548,879 and 188,505,264 shares issued and outstanding	1,885	1,885
Additional paid-in capital	2,361,466	2,367,188
Retained earnings	57,894	115,216
Total Arbor Realty Trust, Inc. stockholders’ equity	3,054,929	3,117,973
Noncontrolling interest	131,710	136,632
Total equity	3,186,639	3,254,605
Total liabilities and equity	$14,197,212	$15,738,636

Arbor Realty Trust Reports Second Quarter 2024 Results and Declares Dividend of $0.43 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Statement of Income Segment Information - (Unaudited)
(in thousands)

	Quarter Ended June 30, 2024
	Structured Business	Agency Business	Other (1)	Consolidated
Interest income	$282,077	$15,111	$—	$297,188
Interest expense	203,062	6,165	—	209,227
Net interest income	79,015	8,946	—	87,961
Other revenue:
Gain on sales, including fee-based services, net	—	17,448	—	17,448
Mortgage servicing rights	—	14,534	—	14,534
Servicing revenue	—	46,797	—	46,797
Amortization of MSRs	—	(16,887)	—	(16,887)
Property operating income	1,444	—	—	1,444
Loss on derivative instruments, net	—	(275)	—	(275)
Other income, net	1,975	106	—	2,081
Total other revenue	3,419	61,723	—	65,142
Other expenses:
Employee compensation and benefits	15,805	27,031	—	42,836
Selling and administrative	5,828	6,995	—	12,823
Property operating expenses	1,584	—	—	1,584
Depreciation and amortization	1,250	1,173	—	2,423
Provision for loss sharing (net of recoveries)	—	4,333	—	4,333
Provision for credit losses (net of recoveries)	28,030	1,534	—	29,564
Total other expenses	52,497	41,066	—	93,563
Income before extinguishment of debt, sale of real estate, income from equity affiliates and income taxes	29,937	29,603	—	59,540
Loss on extinguishment of debt	(412)	—	—	(412)
Gain on sale of real estate	3,813	—	—	3,813
Income from equity affiliates	2,793	—	—	2,793
Benefit from (provision for) income taxes	865	(4,766)	—	(3,901)
Net income	36,996	24,837	—	61,833
Preferred stock dividends	10,342	—	—	10,342
Net income attributable to noncontrolling interest	—	—	4,094	4,094
Net income attributable to common stockholders	$26,654	$24,837	$(4,094)	$47,397
(1)Includes income allocated to the noncontrolling interest holders not allocated to the two reportable segments.

Arbor Realty Trust Reports Second Quarter 2024 Results and Declares Dividend of $0.43 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Balance Sheet Segment Information - (Unaudited)
(in thousands)

	June 30, 2024
	Structured Business	Agency Business	Consolidated
Assets:
Cash and cash equivalents	$272,614	$464,871	$737,485
Restricted cash	203,223	15,005	218,228
Loans and investments, net	11,603,944	—	11,603,944
Loans held-for-sale, net	—	342,870	342,870
Capitalized mortgage servicing rights, net	—	380,719	380,719
Securities held-to-maturity, net	—	156,080	156,080
Investments in equity affiliates	72,872	—	72,872
Goodwill and other intangible assets	12,500	76,532	89,032
Other assets and due from related party	521,039	74,943	595,982
Total assets	$12,686,192	$1,511,020	$14,197,212

Liabilities:
Debt obligations	$10,216,430	$335,171	$10,551,601
Allowance for loss-sharing obligations	—	76,561	76,561
Other liabilities and due to related party	305,813	76,598	382,411
Total liabilities	$10,522,243	$488,330	$11,010,573

Arbor Realty Trust Reports Second Quarter 2024 Results and Declares Dividend of $0.43 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Reconciliation of Distributable Earnings to GAAP Net Income - (Unaudited)
($ in thousands—except share and per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income attributable to common stockholders	$47,397	$76,164	$105,270	$160,483

Adjustments:
Net income attributable to noncontrolling interest	4,094	6,826	9,090	14,411
Income from mortgage servicing rights	(14,534)	(16,201)	(24,733)	(34,659)
Deferred tax benefit	(2,944)	(7,360)	(6,896)	(4,197)
Amortization and write-offs of MSRs	19,518	21,204	37,936	39,927
Depreciation and amortization	3,044	4,058	6,239	8,353
Loss on extinguishment of debt	412	1,247	412	1,247
Provision for credit losses, net	31,457	16,810	46,260	40,515
Loss on derivative instruments, net	371	8,085	5,894	1,034
Stock-based compensation	2,750	3,193	8,772	9,094

Distributable earnings (1)	$91,565	$114,026	$188,244	$236,208

Diluted distributable earnings per share (1)	$0.45	$0.57	$0.92	$1.19

Diluted weighted average shares outstanding (1) (2)	205,487,711	198,791,261	205,499,619	198,239,006
(1)Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company's option for shares of the Company's common stock on a one-for-one basis.
(2)The diluted weighted average shares outstanding exclude the potential shares issuable upon conversion and settlement of the Company's convertible senior notes principal balance.
The Company is presenting distributable earnings because management believes it is an important supplemental measure of the Company's operating performance and is useful to investors, analysts and other parties in the evaluation of REITs and their ability to provide dividends to stockholders. Dividends are one of the principal reasons investors invest in REITs. To maintain REIT status, REITs are required to distribute at least 90% of their REIT-taxable income. The Company considers distributable earnings in determining its quarterly dividend and believes that, over time, distributable earnings is a useful indicator of the Company's dividends per share.
The Company defines distributable earnings as net income (loss) attributable to common stockholders computed in accordance with GAAP, adjusted for accounting items such as depreciation and amortization (adjusted for unconsolidated joint ventures), non-cash stock-based compensation expense, income from MSRs, amortization and write-offs of MSRs, gains/losses on derivative instruments primarily associated with Private Label loans not yet sold and securitized, changes in fair value of GSE-related derivatives that temporarily flow through earnings, deferred tax provision (benefit), CECL provisions for credit losses (adjusted for realized losses as described below) and gains/losses on the receipt of real estate from the settlement of loans (prior to the sale of the real estate). The Company also adds back one-time charges such as acquisition costs and one-time gains/losses on the early extinguishment of debt and redemption of preferred stock.
The Company reduces distributable earnings for realized losses in the period management determines that a loan is deemed nonrecoverable in whole or in part. Loans are deemed nonrecoverable upon the earlier of: (1) when the loan receivable is settled (i.e., when the loan is repaid, or in the case of foreclosure, when the underlying asset is sold); or (2) when management determines that it is nearly certain that all amounts due will not be collected. The realized loss amount is equal to the difference between the cash received, or expected to be received, and the book value of the asset.

Arbor Realty Trust Reports Second Quarter 2024 Results and Declares Dividend of $0.43 per Share

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Distributable earnings is not intended to be an indication of the Company's cash flows from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions. The Company's calculation of distributable earnings may be different from the calculations used by other companies and, therefore, comparability may be limited.